Exhibit 99.1

February 6, 2019

Dear Fellow Shareholders:

We finished 2018 on a strong note, which sets up very well for 2019, 2020, and beyond.

•	2018 revenue grew 12% to $121.3 million
•	2018 Adjusted EBITDA grew 38% to $30.3 million
•	Adjusted EBITDA margin was 25% in 2018 versus 20% in 2017
•	Incremental EBITDA margin was 65% in 2018
•	Net income per share grew 88% in 2018
•	Cash flow from operations was $23.9 million, representing 79% of adjusted EBITDA
•	Long term contracts represented 33% of revenue in Q418 up from 24% in Q417

While we are very pleased with our financial results in 2018, we are even more optimistic about the progress we are making with our product offerings as we continue to build our leadership position against a very large opportunity. Our customers continue to increase their commitment to becoming data-driven sales and marketing organizations. This is creating opportunities to strengthen our partnerships with our customers by further embedding our purchase intent data into their systems to make their sales and marketing efforts more intelligent, competitive and efficient.

Two examples of our deeper integration were included in the Priority Engine enhancements we introduced in November. The first is called Inbound Converter. Customers are using our purchase intent data in combination with their website traffic data to gain additional insights on visits to their websites, identifying the accounts to prioritize and the individuals that are actively researching solutions.  Another example is our new ROI Dashboard, which enables our Priority Engine Salesforce integration to combine customers’ sales pipeline information with our purchase intent data to help customers measure, visualize and optimize results. Many of our customers are taking advantage of these new features, and the key point is that the level of integration we now have with their workflow is growing by leaps and bounds. We still feel that we are in the early innings of our customers’ journey to becoming fully data-driven with regard to their sales and marketing efforts, and we are taking an increasingly direct role in helping them get there.

This is a very different business from our traditional business of selling quarterly marketing campaigns. Over the past two years we have learned a lot as an organization as we have made this transition to selling data subscriptions.  One key learning point has been that the servicing of our customers differs dramatically based on their size – which is generally a proxy for the level of resources associated with their marketing and sales organizations. Our larger customers, who have sophisticated systems and ample resources, generally are able to take our purchase intent data and make effective use of it to run awareness campaigns and fuel sales outreach.   Their success is reflected in our revenue renewal rates for Priority Engine, which are well over 100% for our larger, enterprise accounts.

Our smaller customers, on the other hand, have proven to need more assistance in making use of our purchase intent data effectively and have revenue renewal rates that are less than 100%. We have consolidated our post-sales efforts into a unified Customer Success Team to help service all of our accounts more effectively, and have organized a specific effort against our smaller accounts.  We believe over time that this will increase our revenue renewal rates with this customer segment.

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Overall, Priority Engine continues to perform very well. Our revenues for the product were up 29% in Q418 vs. Q417 and bookings remain strong. We added 32 new Priority Engine customers in the quarter. Strong sales of Priority Engine helped propel long term contract revenue to 33% of revenue in Q418 versus 24% of revenue in Q417. We instituted approximately a 10% price increase for Priority Engine in January 2019 on top of the 20% price increase that we instituted in January of 2018.

Turning to the IT environment, despite the current uncertainty in the economy, we feel that the right things are in place for positive IT spending over the next few years. There are several IT catalysts such as AI, security, data analytics, and cloud migrations, to name a few. This is coupled with the financial catalyst of the ability to expense 100% of capital improvements in the first year that was included in the 2018 tax reform bill. Importantly, the accelerated depreciation expires after 2022, giving companies a short window to invest in technology with favorable tax treatment.

We think we are very well positioned to have another banner year in 2019. We have a strong, defensible leadership position in the fast-growing market for purchase intent data. Our recurring revenues continue to increase as a share of overall revenues and our margins continue to expand. At the midpoint of our guidance range, we are forecasting double-digit revenue growth and 20% Adjusted EBITDA growth. Some of the issues we dealt with in Q4 regarding economic uncertainty and GDPR with a handful of large accounts are carrying into 2019 so we expect to see more robust growth in the second half of the year.

Q4 2018 Results (Unaudited, in 000’s)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2018	2017	% change	2018	2017	% change
Total Online	$31,820	$30,303	5%	$121,333	$108,388	12%
Total Online by Geographic Area:
North America:
North America IT Deal Alert	11,025	10,059	10%	43,342	36,622	18%
North America Core Online	10,651	10,143	5%	39,318	36,586	7%
Total North America Online	21,676	20,202	7%	82,660	73,208	13%
International:
International IT Deal Alert	4,398	4,037	9%	15,707	12,907	22%
International Core Online	5,746	6,064	(5)%	22,966	22,273	3%
Total International Online	10,144	10,101	0%	38,673	35,180	10%
Total Online by Product:
IT Deal Alert:
North America IT Deal Alert	11,025	10,059	10%	43,342	36,622	18%
International IT Deal Alert	4,398	4,037	9%	15,707	12,907	22%
Total IT Deal Alert	15,423	14,096	9%	59,049	49,529	19%
Core Online:
North America Core Online	10,651	10,143	5%	39,318	36,586	7%
International Core Online	5,746	6,064	(5)%	22,966	22,273	3%
Total Core Online	16,397	16,207	1%	62,284	58,859	6%
Total Events	$—	$—	0%	$—	$168	(100)%
Total Revenues	$31,820	$30,303	5%	$121,333	$108,556	12%
Adjusted EBITDA*	$8,363	$8,084	3%	$30,282	$21,958	38%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Letter to Shareholders.

Gross Profit Percentages

Gross profit percentage for Q4 2018 and Q4 2017 was 76%.

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Balance Sheet

The Company’s balance sheet remains very strong.  As of December 31, 2018, we had $35.2 million in cash and investments and $25.0 million of outstanding term loan debt.

Common Stock Repurchase Plan

In the quarter, we repurchased 243,425 shares of common stock at an average price of $12.82 for an aggregate purchase price of $3.1 million. There is approximately $22.0 million available under the $25 million repurchase program that we announced in November 2018.

Traffic Update

Unpaid traffic represented 96% of overall traffic in the quarter. Unpaid traffic was almost flat compared to Q4 2017, and remains at a level that is more than sufficient to support our revenue.

2019 and Q1 Guidance

For Q1 2019, we expect revenues to be between $29 million and $30 million. We expect adjusted EBITDA to be between $6.2 million and $7.0 million.

For 2019, we expect revenues to be between $133 and $134 million. We expect adjusted EBITDA to be between $36 and $37 million.

Summary

We feel that 2018 was a breakthrough year for the company and we are optimistic that we can use that momentum to carry us to even better results in 2019 and beyond.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

(C) 2018 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (February 6, 2019). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

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For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning February 6, 2019 one (1) hour after the conference call through March 6, 2019 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10115382. International callers should dial 1-412-317-0088 and also use the conference number 10115382. Canadian callers should dial 1-855-669-9658 and also use the conference number 10115382. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance

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on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TechTarget, Inc.

Consolidated Statements of Operations

(in 000’s, except per share data)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Online	$31,820	$30,303	$121,333	$108,388
Events	—	-	-	168
Total revenues	31,820	30,303	121,333	108,556
Cost of revenues:
Online(1)	7,665	7,364	28,959	28,295
Events	—	-	-	41
Total cost of revenues	7,665	7,364	28,959	28,336
Gross profit	24,155	22,939	92,374	80,220
Operating expenses:
Selling and marketing(1)	12,525	11,741	47,779	44,747
Product development(1)	2,342	2,047	8,869	8,215
General and administrative(1)	3,894	2,670	14,557	12,212
Depreciation and amortization	1,144	1,261	4,548	4,636
Total operating expenses	19,905	17,719	75,753	69,810
Operating income	4,250	5,220	16,621	10,410
Interest and other expense, net	(572)	(246)	(1,778)	(693)
Income before provision for income taxes	3,678	4,974	14,843	9,717
Provision for income taxes	1,006	1,577	1,888	2,914
Net income	$2,672	$3,397	$12,955	$6,803

Net income per common share:
Basic	$0.10	$0.12	$0.47	$0.25
Diluted	$0.09	$0.12	$0.45	$0.24
Weighted average common shares outstanding:
Basic	28,071	27,636	27,738	27,550
Diluted	28,543	28,408	28,653	28,271

(1)	Amounts include stock-based compensation expense as follows:

Cost of online revenues	$45	$6	$159	$43
Selling and marketing	1,636	959	4,899	4,120
Product development	87	19	200	112
General and administrative	1,201	619	3,855	2,637

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,672	$25,966
Short-term investments	500	7,650
Accounts receivable, net of allowance for doubtful accounts of $2,099 and $1,783 as of December 31, 2018 and 2017, respectively	30,042	29,601
Prepaid taxes	1,834	1,303
Prepaid expenses and other current assets	3,070	3,088
Total current assets	70,118	67,608
Property and equipment, net	10,901	9,786
Long-term investments	—	496
Goodwill	93,687	93,793
Intangible assets, net	849	506
Deferred tax assets	55	98
Other assets	853	882
Total assets	$176,463	$173,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,871	$1,542
Current portion of term loan	1,241	9,888
Accrued expenses and other current liabilities	3,260	3,343
Accrued compensation expenses	2,432	1,397
Income taxes payable	176	218
Deferred revenue	5,573	7,598
Total current liabilities	14,553	23,986
Long-term liabilities:
Long-term portion of term loan	23,714	22,339
Deferred rent	4,949	5,259
Deferred tax liabilities	662	838
Total liabilities	43,878	52,422
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 54,117,325 shares issued and 27,791,045 shares outstanding at December 31, 2018; 53,338,297 shares issued and 27,483,115 shares outstanding at December 31, 2017	54	53
Treasury stock, 26,326,280 and 25,855,182 shares at December 31, 2018 and 2017, respectively, at cost	(177,905)	(170,816)
Additional paid-in capital	307,014	300,763
Accumulated other comprehensive income (loss)	(215)	65
Retained earnings (accumulated deficit)	3,637	(9,318)
Total stockholders’ equity	132,585	120,747
Total liabilities and stockholders’ equity	$176,463	$173,169

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TechTarget, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income	$2,672	$3,397	$12,955	$6,803
Interest and other expense, net	572	246	1,778	693
Provision for income taxes	1,006	1,577	1,888	2,914
Depreciation and amortization	1,144	1,261	4,548	4,636
EBITDA	5,394	6,481	21,169	15,046
Stock-based compensation expense	2,969	1,603	9,113	6,912
Adjusted EBITDA	$8,363	$8,084	$30,282	$21,958

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income	$2,672	$3,397	$12,955	$6,803
Provision for income taxes	1,006	1,577	1,888	2,914
Net income before taxes	3,678	4,974	14,843	9,717
Amortization of intangible assets	37	43	128	169
Stock-based compensation expense	2,969	1,603	9,113	6,912
Foreign exchange (gain) loss and interest on term loan	632	276	1,978	812
Adjusted income tax provision (1)	(2,154)	(1,307)	(6,636)	(5,258)
Adjusted net income	$5,162	$5,589	$19,426	$12,352

Net income per diluted share	$0.09	$0.12	$0.45	$0.24
Weighted average diluted shares outstanding	28,543	28,408	28,653	28,271

Adjusted net income per diluted share	$0.18	$0.20	$0.68	$0.44
Adjusted weighted average diluted shares outstanding	28,543	28,408	28,653	28,271

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended March 31, 2018

(in 000’s)

	Three Months Ended March 31, 2019
	Range
Total Revenues	$29,000	$30,000

Adjusted EBITDA	$6,200	$7,000
Depreciation, amortization and stock-based compensation	$3,400	$3,400
Interest and other expense, net	$200	$200
Provision for income taxes	$800	$900
Net income	$1,800	$2,500

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